Milliman Variable Insurance Trust N-1A/A

Exhibit 99.(i)(i)

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

December 1, 2021

Board of Trustees

Milliman Variable Insurance Trust

71 S. Wacker Dr., 31st Floor

Chicago, IL 60606

Re:	Pre-Effective Amendment No. 2 to the Registration Statement of Milliman Variable Insurance Trust

Ladies and Gentlemen:

We have acted as counsel to Milliman Variable Insurance Trust, a statutory trust organized under Delaware law (the “Trust”), in connection with the issuance and sale by the Trust of its shares of beneficial interest, $0.001 par value (the “Shares”), of each series of the Trust listed on Appendix A attached hereto (collectively, the “Funds”).

This opinion is furnished in accordance with the requirements of Item 28(i) of Form N-1A under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act of 1933, as amended (the “Securities Act”).

We have examined the Certificate of Trust of the Trust, as amended, the Amended and Restated Agreement and Declaration of Trust of the Trust (the “Declaration”), the By-Laws of the Trust (the “By-Laws”), certain resolutions adopted by the Board of Trustees of the Trust (the “Board”) relating to the creation, authorization, issuance and sale of the Shares, and a Certificate of Good Standing dated November 30, 2021 from the State of Delaware.

We have also examined the Registration Statement on Form N-1A filed by the Trust, on behalf of the Funds (the “Registration Statement”) under the Investment Company Act and the Securities Act, all as amended to date, as well as other items we deem material to this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Philadelphia | Washington | New York | Chicago

Board of Trustees

Milliman Variable Insurance Trust

December 1, 2021

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the Shares and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

We have assumed the following for purposes of this opinion:

1.       The Shares will be issued in accordance with the Trust’s Declaration and By-Laws, each as amended to date, and resolutions of the Board relating to the creation, authorization, issuance and sale of the Shares.

2.       The Shares will be issued against payment therefor as described in the applicable Prospectus and the Statement of Additional Information relating thereto included in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Investment Company Act and Securities Act, the Shares will, when sold in accordance with the Registration Statement, be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Board of Trustees

Milliman Variable Insurance Trust

December 1, 2021

Appendix A

1.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul

2.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug

3.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep

4.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct

5.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov

6.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec

7.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul

8.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug

9.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep

10.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct

11.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov

12.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec

13.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jan

14.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Feb

15.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Mar

16.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Apr

17.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - May

18.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jun

19.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jul

20.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Aug

21.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jan

22.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Feb

23.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Mar

24.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Apr

25.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - May

26.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jun

27.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jul

28.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Aug

29.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jan

30.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Feb

31.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Mar

32.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Apr

33.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - May

34.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jun

35.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jul

36.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Aug

37.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jan

38.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Feb

39.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Mar

40.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Apr

41.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - May

Board of Trustees

Milliman Variable Insurance Trust

December 1, 2021

42.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jun

43.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jul

44.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Aug

45.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jan

46.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Feb

47.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Mar

48.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Apr

49.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - May

50.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jun

51.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jul

52.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Aug

53.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I)

54.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I)

55.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I)

56.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jan (I)

57.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Apr (I)

58.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jul (I)

59.	Millman Money Market Fund